EMPLOYMENT AGREEMENT

THIS AGREEMENT (the "Agreement") is effective as of April 26, 2000, by and between INFe.com, Inc. ("Employer"), and Adam Taylor ("Employee"). Employer and Employee are also each individually referred to as a "Party" and collectively as the "Parties".

WHEREAS, Employer desires to retain the experience and skills of Employee;

THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth and other good and valuable consideration, the Parties hereto agree as follows:

1. Employment. Commencing April 26, 2000, and continuing through April 30, 2001, unless sooner terminated under the provisions of Section 4 below, and from year to year thereafter until terminated under the provisions of Section 4 below, Employer shall employ Employee as its Executive Vice President, to perform the duties and assume the responsibilities assigned to Employee by Employer and mutually agreed upon by the parties. Employer agrees that Employee's principal time will be at Employer facilities in the south Florida area. Employee acknowledges that the responsibilities will involve travel to other locations and that he will make himself reasonably available for such travel.

2. Commitment of Employee. With the exceptions described in section 2E below, Employee shall, to the best of his ability, devote his full business time and best efforts to the performance of his duties under this Agreement and the business and affairs of Employer. Employee shall duly, punctually, and faithfully perform and observe any and all reasonable rules and regulations which Employer may now or shall hereafter establish governing the conduct of its business and the conduct of its employees, except to the extent that such rules and regulations are inconsistent with this Agreement. Without the prior written consent of Employer's President, which shall not be unreasonably withheld,
Employee:

      (A) Shall not acquire, assume, or participate in, directly or indirectly, any position, investment, or interest known by Employee to be adverse, competitive, or antagonistic to Employer, Employer's business, or Employer's prospects, financial or otherwise. If Employee becomes aware that a previously permitted position, investment, or interest has become adverse, competitive, or antagonistic to Employer, Employer's business, or Employer's prospects, financial or otherwise, Employee shall promptly take effective action to disassociate himself from said position, investment, or interest.

      (B) Notwithstanding the above, may own as a passive investor securities of any other competing business entity so long as his direct or indirect holdings in any one such entity shall not in the aggregate constitute a controlling interest..

      (C) Notwithstanding the above, may engage in educational, charitable, civic, political, social, trade association, and other non-profit activities to the extent such activities do not materially interfere with the performance of his duties to Employer and as long as said activities and the organizations with which he engages in said activities are not adverse, competitive, or antagonistic to Employer, Employer's business, or Employer's prospects.

          Exhibit - 10.24

      (D) Notwithstanding the above, Employer acknowledges that Employee owns part or all of a number of product companies for the marketing of products through direct response. Employer acknowledges and agrees that Employee will from time to time have administrative or ownership responsibilities that must be done in order to keep these companies and/or product efforts alive. These responsibilities will be performed at employee's expense and will be limited to a maximum of four (4) hours per month. Employee will supply Employer with a current list of such ownership at the time of execution of this Agreement and shall be responsible for advising Employer in writing of changes to such list on an ongoing basis throughout the term of this Agreement. As of the date of this Agreement, Employee owns 25% of Taylor/Fox Enterprises, LLC, and 100% of Adam Taylor Marketing Company, Inc.

3. Compensation.

      (A) Salary. During his employment under this Agreement, Employer shall pay Employee a salary at the rate of $150,000 per year payable biweekly, less appropriate deductions as required by law or otherwise permitted by Employee.

      (B) Benefits. Employee shall be entitled to participate in and enjoy according to Employer policy any and all expense reimbursement, pension, retirement, profit-sharing, stock purchase, stock option, life insurance, accident insurance, medical reimbursement, health insurance or hospitalization plan, cafeteria plan, deferred compensation plan, vacations, holidays and other leave, and any other fringe benefits in which other employees of the Employer in positions similar to his are eligible to participate and entitled by Employer policy to enjoy. Notwithstanding the above, and regardless of what other employees receive, Employer agrees that it shall pay the monthly premiums for family health and dental insurance for Employee, grant to Employee three weeks of paid vacation per year, and will provide Employee with a company paid cell phone, notebook computer and such other reasonable tools the Employee will need to fulfill his obligations under this Agreement.

      (C) Signing Bonus. As a material inducement for signing this Agreement, Employer agrees to grant, contemporaneous with the signing of this Agreement, 30,000 free trading shares of the Employer's Common Stock par value $.001, and 70,000 shares of same restricted under Rule 144 of the SEC. Such shares shall be granted as of the close of business on May 26, 2000.

      (D) Stock Options. Employer hereby grants to Employee options to purchase 100,000 shares of Employers Common Stock par value $.001 at a price per share equal to the closing price of the stock on May 25, 2000. Such options shall be at no cost to Employee and shall vest ratably each month throughout the employment year, commencing May 2000. (For explanation, 1/12th of the 100,000 options vest at the end of May 2000, a second 1/12th at the end of June 2000, and so on.). The shares underlying these options shall be registered by the Employer in its next registration, but no later than six months subsequent to the commencement of this Agreement.

      (E) Incentive Compensation. Employee shall also be entitled to receive:

            o Thirty (30%) percent of the cash remitted to INFE by third party companies that sign agreements with INFE if Employee has primary responsibility for fulfilling

          Exhibit - 10.24

                  the agreement. If Employee does not have primarily responsibility for fulfilling the agreement, merely referring the third party to INFE, Employee shall receive five (5%) percent of the cash remitted to INFE. If Employee and another INFE employee or consultant jointly share primary responsibility for fulfilling the agreement, they shall split the thirty (30%) percent equally between them. Employer and Employee have agreed that the first two companies under this section are StrategiNet and ATI Networks.

            o Thirty (30%) percent of any stock, stock options or warrants remitted to INFE by third party companies that sign agreements with INFE if Employee has primary responsibility for fulfilling the engagement agreement and five (5%) percent of the stock, stock options or warrants remitted to INFE if Employee merely refers the third party to INFE and does not have primarily responsibility for fulfilling the agreement. If Employee and another INFE employee or consultant jointly share primary responsibility for fulfilling the agreement, they shall split the thirty (30%) percent equally between them.

            o 7.5% of any monies raised by Employee for Employer or any of Employer's affiliates or companies with which Employer has agreements.

            ---------------------------------------------------------

4. Term and Termination.

      (A) This Agreement shall terminate of its own terms upon the death of Employee.

      (B) Disability. This Agreement shall terminate of its own terms in the event of the permanent disability of Employee as defined under Employer's applicable insurance policy or, in the absence of such policy, any physical or mental incapacity that renders Employee incapable of performing all duties required of him for three consecutive months or more, or for an aggregate period of three months or more in any twelve month period, as determined by Employer's President. Employer shall carry disability insurance for Employee during the term of this Agreement.

      (C) Termination for Cause. Employer may terminate this Agreement for Cause without notice if Employee, in the reasonable determination of Employer's
President: Has been indicted for, charged with, or convicted of any felony or any crime of moral turpitude; has become notorious for personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit; has engaged or intends to engage in conduct (by act or omission) which brings Employer or any of its customers, suppliers, or contractors into public disgrace or disrepute; has engaged in any conduct (by act or omission) involving dishonesty or fraud with respect to Employer or any of its customers, suppliers, or contractors; has intentionally failed or intends to fail to perform any of his duties to Employer (including but not limited to persistent unsatisfactory performance of material duties); is or intends to be in willful violation of any law, rule, or regulation of any governmental agency having jurisdiction over Employee, other than traffic violations or similar offenses; has been unaccountably absent for 15 calendar days; has

          Exhibit - 10.24

caused or is causing or intends to cause Employer to violate any order issued against Employer by a court or government agency having authority and jurisdiction to issue such order; or is in breach or default of or intends to breach or default with respect to any obligation under this Agreement. Employee may terminate this Agreement for Cause if Employer breaches any of the material terms of this Agreement, including but not limited to the timely delivery of compensation, benefits, and offices in South Florida.

      (D) Return of Property. Upon termination of Employee's employment under this Agreement, Employee shall deliver to Employer all property of Employer, including memoranda, notes, plans, records, reports, and other documents (including copies thereof), on any medium of recording containing information confidential or otherwise proprietary to Employer.

      (E) Survival of Provisions. Except for the rights and obligations in Sections 1 and 2 and Subsections (A) and (B) of Section 3, the rights, obligations, covenants, acknowledgments, and representations in this Agreement shall survive its termination and shall remain in full force and effect until each is fully satisfied.

5. Representations and Warranties. Employee represents, acknowledges, and warrants that:

      (A) He has full right, authority, and competence to enter into this Agreement and fully perform his obligations hereunder;

      (B) He is not subject to any non-competition agreement that would prevent or restrict him in any way from performing his duties for Employer anywhere in the world;

      (C) His past, present, and anticipated future activities have not and will not infringe on the proprietary rights of others;

      (D) He is not obligated under any contract (including licenses, covenants, guaranties, or moral or legal commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any tribunal which would be in conflict with his obligation to use his best efforts to promote the interests of Employer or which would be in conflict with Employer's business as conducted or as proposed to be conducted;

      (E) Neither the execution nor the delivery of this Agreement, nor the carrying on of Employer's business will be in conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under any contract, covenant, or instrument under which Employee is obligated.

6. Special Covenants. A. Nondisclosure and Nonuse. Employee agrees that, except as may be required to be disclosed to a third party in the discharge of Employee's duties under this or other Agreements with Employer or as required by law or appropriate regulatory bodies, he shall regard and preserve as confidential all information pertaining to the business of Employer, its customers, and others that has been obtained by him during the course of his employment. During any period of employment by or other affiliation with Employer, Employee shall not, directly or indirectly, use for Employee's own benefit or for the benefit of any third party or disclose to any others any of such information without written authority from the President of Employer. Employer and its continued success depend upon the use and protection of a large

          Exhibit - 10.24

body of confidential and other proprietary information. Under this Agreement Employee will hold a position of trust and confidence by virtue of which Employee will necessarily possess and have access to highly valuable, confidential, and proprietary information of Employer not known to the public in general. It would be improper for Employee to make use of this information for the benefit of himself and others. Employer has a protectable interest in all such information, and all memoranda, notes, plans, records, reports, and other documents (including copies thereof), on any medium of recording containing such information are and will remain the property of Employer. . None of the provisions of this section shall apply to

(i) Information which is or becomes generally available to the public (other than as a result of a disclosure by Employee or Employee's representatives, employees, agents or affiliates),

(ii) Information which Employee can show was available to Employee on a non-confidential basis prior to the disclosure by Employer to Employee from a source other than the Employer or one of its representatives which is entitled to disclose it, or

(iii) Information which Employee can show became available to Employee on a non-confidential basis from a source other than the Employer or its representatives, provided that such source is not, nor should be known by Employee to be bound by a confidentiality agreement with the Employer or otherwise prohibited from transmitting the information to Employee by a contractual, fiduciary or other legal obligation.

      Notwithstanding the above, Employer acknowledges that Employee may draft agreements from time to time, and that these agreements contain information, wording and know how accumulated both prior to and during his term of employment with Employer. Consequently, Employee will have the right to utilize, subsequent to his employment with Employee, forms of agreements drafted during his Employment, but will not use or reveal deal points specific to agreements negotiated on behalf of Employee. In addition, as described above, Employee shall have the right to use the names and contact information of people met during employment at Employer, subject to the limitations of Sections 6A, 6B and 6C.The obligations set forth in the preceding sentences of this Subsection shall not apply to any information which is or comes into the public domain through no wrongful act or omission of Employee. This Subsection shall not be construed as restricting Employee from disclosing any information (whether proprietary and confidential to Employer or not) to employees of Employer or others engaged by Employer who reasonably require access to such information in order to discharge their duties to Employer. Notwithstanding the other provisions of this Subsection, if Employee obtains any information subject to statutory, regulatory, or judicial restraints on disclosure, including but not limited to federal and state securities laws and regulations, or any information which he is directed to disclose by law, regulation, government administrative action, or judicial order, he shall observe said restraints and directives.

      (B) Noncompetition. So long as Employee is employed by Employer, Employee shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any way engage in the business of Employer, except as provided in Subsection 2(C) and 2(D) above. In addition, so long as Employee is employed by Employer, Employee shall not, directly

          Exhibit - 10.24

or indirectly, knowingly acquire or attempt to acquire an interest in any business entity relating to any line of business in which Employer engages or actively intends to engage.

      (C) Nonsolicitation. So long as Employee is employed by or otherwise affiliated with Employer and for an additional 12 months thereafter, Employee shall not directly or indirectly (1) knowingly induce or attempt to induce any employee of Employer to leave the employ of Employer.

      (D) Noninterference. So long as Employee is employed by or otherwise affiliated with Employer and for an additional 12 months thereafter, Employee shall not directly or indirectly knowingly induce or attempt to induce any owner of a site location, customer, supplier, licensee, or other business relation of Employer to cease doing business with Employer or in any way interfere with the relationship between any such owner, customer, supplier, licensee, or other business relation and Employer.

      (E) Acknowledgments. Employee acknowledges that the provisions in this Section are in consideration of employment by Employer and the other obligations of Employer under this Agreement. Employee expressly agrees and acknowledges that the restrictions in this Section do not preclude Employee from earning a livelihood, nor do they reasonably impose limitations on Employee's ability to earn a living. Employee agrees and acknowledges that the potential harm to Employer of the non-enforcement of the provisions of this section outweighs any harm to Employee of their enforcement by injunction, specific performance, or otherwise. Employee acknowledges that Employee has carefully read this Agreement and has given careful thought to the restraints imposed upon him/her by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of Employer. Employee expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period, and geographical scope, and may be enforced by equitable remedies including Temporary Restraining Orders, Preliminary Injunctions, and Permanent Injunctions.

      (F) Employee's obligations under this Section shall also run to any subsidiary, joint venture, or other business entity in which Employer has a direct or indirect ownership interest with voting or other control rights, as well as to Employer, and the term "Employer" as used in this Section shall be deemed to include any such subsidiary, joint venture, or other business entity, as well as Employer.

7. Ownership of Intellectual Property Created, Developed, or Invented by
Employee.

      (A) Definition. For the purposes of this Agreement, "Employer Intellectual Property" includes inventions, discoveries, improvements, creations, images, sounds, textures, software and media (including but not limited to tapes, disks, paper, and other storage and recording media) that were or are or will be created, developed, or invented by Employee for Employer.

      (B) Assignment. Employee grants, transfers, assigns, and conveys to Employer, its successors and assigns, the entire title, right interest, ownership, and all subsidiary rights in and to all Employer Intellectual Property, including but not limited to patent rights, the right to secure copyright, trademark, service mark, or trade name registration therein and to any resulting registration in Employee's name as claimant, the right to secure renewals, reissues, and

          Exhibit - 10.24

extensions of any such registration in the United States of America or any foreign country, and the right to use any other form of legal protection including maintaining it as a trade secret. Employee agrees that the rights of Employer under this Section were and are effective immediately upon the creation of Employer Intellectual Property.

      (C) Authority. Whether any copyright, trademark, service mark, trade secret, or trade name in Employer Intellectual Property shall be preserved and maintained or registered or whether Employer Intellectual Property shall be patented in the United States of America or in any foreign country shall be at the sole discretion of Employer.

      (D) Work Made For Hire. Employee agrees that all Employer Intellectual Property is "work made for hire" as defined in 17 U.S.C. Section 201(b) and that Employee has been hired or assigned to create, develop, and invent same.

      (E) All Right and Title. Employee hereby confirms that Employer owns and shall own the entire title, right, and interest in all Employer Intellectual Property, including the sole right to reproduce, to prepare derivative works based on the copyright, to transfer and distribute by sale, rental, lease, or lending, license, or by other transfer of ownership, and to display, in and to Employer Intellectual Property, whether or not Employer Intellectual Property constitutes a "work made for hire" as defined in 17 U.S.C. Section 201(b). Employee agrees that no rights in Employer Intellectual Property are or shall be retained by Employee.

      (F) Cooperation. Promptly upon Employer's request, Employee agrees to take all actions and cooperate as necessary to protect the copyrightability, patentability, and any other protective measure of and for Employer Intellectual Property and further agrees to execute any documents that might be necessary to perfect Employer's ownership of rights in any Employer Intellectual Property, including but not limited to registration of copyrights, trademarks, service marks, and trade names and applications for and ownership of patents. Employer shall reimburse Employee for reasonable costs incurred by Employee in cooperating under this Subsection after the termination of Employee's employment under this Agreement.

8. Other.

      (A) Nature; Assignment. This Agreement is intended to bind, benefit and be enforceable by Employee and Employer. Employee shall not assign any rights or delegate any duties under this Agreement without the written consent of the President of Employer. Employer may assign its rights and delegate its obligations hereunder to any subsidiary, joint venture, or other business entity in which Employer has a direct or indirect ownership interest with voting or other control rights, provided that said assignee or delegatee shall execute and deliver such documentation necessary to be bound by the terms of this Agreement. Employer may be released from its obligations under this Agreement upon such an assignment or delegation.

      (B) Merger. This instrument contains the entire agreement of the Parties relating to the employment relationship between them and supersedes and cancels all prior written and oral agreements and understandings between the Parties relating to same which are not set forth herein and other agreements and documents executed concurrently with this Agreement and to effect the intent of the Parties as expressed therein.

          Exhibit - 10.24

      (C) Changes. No amendment or modification of this Agreement shall be valid unless made in writing and signed by the Parties.

      (D) Waiver. No term or condition of this Agreement shall be deemed to have been waived except by written agreement of the Party charged with such waiver.

      (E) Choice of Law. This Agreement will be construed in accordance with the laws of the Commonwealth of Virginia, excluding the choice of law provisions thereof.

      (F) Headings. The headings of the Sections and Subsections in this Agreement are inserted for convenience only and are not part of this Agreement.

      (E) Counterparts. This Agreement may be executed in separate counterparts, all of which together constituting one and the same Agreement.

      (F) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any particular circumstance by any tribunal of competent jurisdiction, each such provision shall be valid in other circumstances and for the particular circumstance the remaining provisions of this Agreement shall be read and construed as though the said invalid, illegal or unenforceable provision had never been a part hereof. However, if any one or more of the provisions in this Agreement shall be held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law as it shall then appear.

      (G) Third Party Beneficiaries. Each Party intends that this Agreement shall not confer any rights or remedies upon any third party except as otherwise expressly provided herein.

      (H) Time. Time is of the essence in the performance of all obligations of Employee under this Agreement. If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, a Sunday, or a holiday in the Commonwealth of Virginia, said time period shall be automatically extended to the next business day.

      (I) Notices. All notices to be sent to either Party by the other Party hereto pursuant to this Agreement shall be sent by registered or certified mail, return receipt requested, to the following respective addresses or such other address as the respective addressee may designate by notice to the other addressees, and shall be deemed delivered as indicated on the return receipt:

            If to Employer:

                  Thomas M. Richfield, President
                  INFe.com, Inc.
                  8000 Towers Crescent Drive, Suite 640
                  Vienna, Virginia  22182

            If to Employee, addressed to him at:

                  Adam Taylor
                  279 Atlantic Avenue
                  North Miami, FL 33160

          Exhibit - 10.24

9. Enforcement. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration in Fairfax County, Virginia, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding the foregoing, Employer specifically reserves the right to seek equitable remedies, together with other remedies pendant to same, in the Circuit Court of Fairfax County, Virginia, and the Alexandria Division of the United States District Court for the Eastern District of Virginia. The Parties consent to the jurisdiction of and agree that venue shall be proper in the Circuit Court of Fairfax County, Virginia, and the Alexandria Division of the United States District Court for the Eastern District of Virginia. The prevailing Party in any arbitration or other action to enforce this Agreement, as determined by the tribunal, shall be entitled to recover reasonable attorneys' fees and costs incurred in connection with said arbitration or other action. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of this Agreement and any tribunal may order specific performance or injunctive relief in order to enforce or prevent any violations hereof.

      IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

INFe.com, Inc., a Florida corporation:


By:
   ------------------------------
Name: Thomas M. Richfield
Its: President


Employee:


---------------------------------
Name: Adam Taylor